SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: December 29, 2015

Franklin Wireless Corp.

(Exact name of registrant as specified in its charter)

Nevada	001-14891	95-3733534
(State or other jurisdiction or incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9707 Waples Street

Suite 150

San Diego, California 92121

(Address of principal executive offices)

Registrant's telephone number, including area code:

(858) 623-0000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Franklin Wireless Corp. (the “Company”) entered into a Stock Repurchase Agreement with Ok-Nam Yun with an effective date of December 15, 2015.

Under the terms of the Stock Repurchase Agreement, the Company agreed to repurchase 130,000 shares of Common Stock for a purchase price of $234,000, or $1.80 per share. The shares being repurchased represent a portion of the Common Stock shares Ok-Nam Yun previously purchased from C-Motech Company Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FRANKLIN WIRELESS CORP.

Date: December 29, 2015	By:	/s/ OC Kim
OC Kim, President

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